SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Cyberlux Corporation
(Name of Registrant As Specified In Its Charter)

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CYBERLUX CORPORATION
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Durham, North Carolina January 3, 2008

TO ALL STOCKHOLDERS OF CYBERLUX:

The attached Information Statement is being distributed via Internet to you at our website (www. cyberlux.com) and the Securities and Exchange Commission website (www.sec.gov), pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the "Exchange Act").

Further, this Information Statement is circulated to advise the stockholders of an action already taken by a majority of stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14(f) thereunder. Therefore, this Information Statement is being made available to you for informational purposes only.

This information statement is being distributed to the stockholders of record on December 7,, 2007 (the “Record Date”) of Cyberlux Corporation, a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of December 7, 2007. The actions to be taken pursuant to the written consent shall be taken on or about January 23, 2008 7, 20 days after the distribution of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Donald F. Evans
Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 7, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated December 7, 2007, in lieu of a special meeting of the stockholders. Such action will be taken on or about January 23, 2008:

1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), of the Company from 700,000,000 shares to 950,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 700,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company also had 3,650,000 shares of Series B preferred stock issued and outstanding. Each share of Series B preferred stock is entitled to voting rights equal to ten times the number of shares of Common Stock such holder of Series B Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock. The conversion price is $0.10 per share.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the Series B preferred stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of December 7, 2007, will have voted in favor of the foregoing proposals by resolution dated December 7,2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Donald F. Evans holds 1,000,000 shares of Series B preferred stock, Alan H. Ninneman holds 550,000 shares of Series B preferred stock, John W. Ringo holds 750,000 shares of Series B preferred stock , Mark D. Schmidt holds 1,000,000 shares of Series B preferred stock and David D. Downing holds 350,000 shares of Series B preferred stock. Combined, they hold 365,000,000 votes out of a total of 552,164,881 possible votes on each matter submitted to the stockholders. Donald F. Evans, Alan H. Ninneman, John W. Ringo, Mark D. Schmidt and David D. Downing are the shareholders who will have voted in favor of the foregoing proposals by resolution dated December 7, 2007.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been distributed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January 23, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of December 7,2007, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 7,2007 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 7,2007 have been exercised and converted.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF CLASS (2)	TOTAL VOTES ENTITLED TO BE CAST ON SHAREHOLDER MATTERS (3)	PERCENTAGE OF TOTAL VOTES ON SHAREHOLDER MATTERS (4)

Donald F. Evans 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	31,579,845(5)	5.71%	111,446,930(5)	20.18%

Mark D. Schmidt 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	22,808,748(6)	4.13%	107,328,280(6)	19.43%

Alan H. Ninneman 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	6,677,583(7)	1.20%	57,982,986(7)	10.50%

John W. Ringo 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	6,947,583(8)	1.25%	77,252,986(8)	13.99%

David D. Downing 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Common Stock	3,000,000(9)	0.54%	36,500,000(9)	6.61

All Officers and Directors As a Group (5 persons)	Common Stock	71,013,759(10)	12.83%	391,011,182(10)	70.71%

Donald F. Evans 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	1,000,000	27.39%

Mark D. Schmidt 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	1,000,000	27.39%

Alan H. Ninneman 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	550,000	15.20%

John W. Ringo 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	750,000	20.54%

David D. Downing 4625 Creekstone Drive, Suite 130 Research Triangle Park Durham, NC 27703	Preferred B	350,000	9.58%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 7,2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 552,142,881 common shares and 3,650,000 Preferred "B" Shares outstanding as of December 7,2007.

(3) This column represents the total number of votes each named shareholder is entitled to vote upon matters presented to the shareholders for a vote.

(4) For purposes of calculating the percentage of total votes on shareholder matters, the total number of votes entitled to vote on matters submitted to shareholders is 917,142,881, which includes: one vote for each share of common stock currently outstanding (552,142,881); and 100 votes for each share of Series B preferred stock outstanding (3,650,000 shares of Series B stock * 100 =.365,000,000).

(5) Includes 1,000,000 shares of Series B convertible preferred stock convertible into 10,000,000 shares of common stock and the right to cast 100,000,000 votes.

(6) Includes 1,000,000 shares of Series B convertible preferred stock convertible into 10,000,000 shares of common stock and the right to cast 100,000,000votes.

(7) Includes 550,000 shares of Series B convertible preferred stock convertible into 5,500,000 shares of common stock and the right to cast 55,000,000 votes.

(8) Includes 750,000 shares of Series B convertible preferred stock convertible into 7,500,000 shares of common stock and the right to cast 75,000,000 votes.

(9) Includes 350,000 shares of Series B convertible preferred stock convertible into 3,500,000 shares of common stock and the right to cast 35,000,000 votes.

(10) Includes 3,650,000 shares of Series B convertible preferred stock convertible into 36,500,000 shares of common stock and the right to cast 365,000,000 votes.

AMENDMENT TO THE ARTICLES OF INCORPORATION

On December 7, 2007, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 700,000,000 to 950,000,000. The Company currently has authorized capital stock of 700,000,000 shares and approximately 552,142,881 shares of Common Stock are outstanding as of December 7,2007. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any un-issued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of * shares of the Company's currently authorized 700,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but un-issued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but un-issued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other information with the SEC. The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.cyberlux.com.
.

By Order of the Board of Directors,

/s/ Donald F. Evans

Donald F. Evans
Chairman of the Board

Durham, North Carolina
January 3, 2008

EXHIBIT A

Ross Miller

Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Cyberlux Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article four has been amended to state that the total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares

Common	$0.001	950,000,000

Preferred	$0.001	5.000.000

Total		955,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may by the provisions of the* articles of incorporation have voted in favor of the amendment is: 70.71%

4. Effective date of filing (optional)
 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required_: X_____________________________

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.